UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2016

HARVEST NATURAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10762	77-0196707
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1177 Enclave Parkway, Suite 300

Houston, Texas 77077

(Address of principal executive offices) (Zip Code)

(281) 899-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On February 19, 2016, Harvest Natural Resources, Inc. (the “Company”) filed a Certificate of Elimination (the “Certificate of Elimination”) with the Delaware Secretary of State. The Certificate of Elimination, effective upon filing, eliminated all matters set forth in the Certificate of Designations of Preferred Stock, Series C of Harvest Natural Resources, Inc. from the Company’s Amended and Restated Certificate of Incorporation and returned all shares of the Company’s Series C Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), to the status of authorized but unissued shares of preferred stock of the Company. No shares of Series C Preferred Stock were outstanding at the time of the filing of the Certificate of Elimination.

As previously disclosed, on June 19, 2015, the Company issued and sold to CT Energy Holding SRL (“CT Energy”), among other securities, a five-year, 9.0% convertible senior secured note in the aggregate principal amount of $6.975 million (the “Convertible Note”) and 69.75 shares of Series C Preferred Stock, which shares had provided CT Energy with voting rights equivalent to the common stock underlying the Convertible Note. On September 15, 2015, CT Energy converted the entire aggregate principle amount of the Convertible Note, plus accrued and unpaid interest, into 8,667,597 shares of the Company’s common stock at a conversion price of $0.82 per share. In connection with the conversion, the Company redeemed all 69.75 shares of Series C Preferred Stock outstanding.

The foregoing summary of the Certificate of Elimination is qualified in its entirety by reference to the full text of the Certificate of Elimination, which is set forth as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Elimination of Preferred Stock, Series C of Harvest Natural Resources, Inc., dated February 19, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harvest Natural Resources, Inc.
Dated: February 19, 2016

	By:	/s/ Keith L. Head
Keith L. Head
Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Elimination of Preferred Stock, Series C of Harvest Natural Resources, Inc., dated February 19, 2016.